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 EXHIBIT 5.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the use of our name in this Registration Statement on Form F-10 (this "Registration Statement") of Enerplus Corporation (the "Registrant"). We hereby further consent to the incorporation by reference in this Registration Statement of the Registrant's Annual Information Form dated February 24, 2017 for the year ended December 31, 2016, which document makes reference to our firm and our reports dated January 25, 2017, evaluating the Registrant's oil, natural gas and natural gas liquids interests effective December 31, 2016.

Calgary, Alberta, Canada March 28, 2017	MCDANIEL & ASSOCIATES CONSULTANTS LTD.
/s/ B. R. Hamm B. R. Hamm, P.Eng. Executive Vice President

2200, Bow Valley Square 3, 255 – 5 Avenue SW, Calgary AB T2P 3G6        Tel: (403) 262-5506        Fax: (403) 233-2744        www.mcdan.com

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  EXHIBIT 5.3
Consent of McDaniel & Associates Consultants Ltd.